UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 11, 2012

ARUBA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave.

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 227-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

Amendment of Executive Officer Bonus Plan

On April 11, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved an amendment to the Company’s Executive Officer Bonus Plan (the “Plan”), effective immediately. The Plan was originally approved by the Committee in December 2009 and offers the Company’s executive officers the opportunity to earn bonuses based on the achievement of specified performance targets during each performance period. As previously disclosed, each executive officer has been assigned a targeted bonus value for each performance period under the Plan, set as a percentage of his base salary for the performance period. The executive officer may earn more or less than his targeted value based on the extent to which achievement of the specified performance goals result in the funding of a bonus pool. The bonus pool is funded based upon the extent to which the Company meets the profit and revenue targets under the Board-approved internal operating plan for the applicable fiscal year.

The Plan has been amended to replace the reference to the position of “CSO” with a reference to the position of “CTO” given the recent change of Keerti Melkote’s title from Chief Strategy Officer to Chief Technology Officer.

A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Officer Bonus Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

Date: April 13, 2012	By:	/s/ Alexa King
Alexa King Vice President, Legal and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Officer Bonus Plan, as amended